UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

CENTRAL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 360-7480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29, 2012, Regional Enterprises, Inc. (“Regional”), a wholly-owned subsidiary of Central Energy Partners LP (the “Registrant”) and RB International Finance (USA) LLC (“RBI”) entered into a “Limited Waiver and Ninth Amendment” (“Ninth Amendment”) to the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Regional (as successor by assumption of obligations to the Registrant) and RBI.

The Ninth Amendment waived the defaults outstanding as set forth in the “Notice of Default, Demand for Payment and Reservation of Rights” delivered by RBI to Regional on October 4, 2012 (the “Demand Notice”), as previously reported by the Registrant on Form 8-K filed October 10, 2012 and additional defaults arising since the Demand Notice and the execution of the Ninth Amendment. The Ninth Amendment also amended certain other terms of the Loan Agreement.

Under the terms of the Ninth Amendment, the maturity date of the RBI note (“RBI Note”) was changed from May 31, 2014 to March 31, 2013, the required monthly amortization payments were reduced to only require monthly amortization payments of $50,000 per month beginning January 31, 2013 and the applicable base margin rate as defined under the Loan Agreement increased from 4.0% to 8.0%. In addition, under the Ninth Amendment, Regional is (a) required to deliver to RBI by January 13, 2013, a copy of an executed letter of intent (“Letter of Intent”) evidencing the intent of an investor (or investors) to provide sufficient financing to Regional to repay the balance of the outstanding obligations under the RBI Note by March 31, 2013 and (b) required to deliver to RBI by February 12, 2013 evidence that the preparation of definitive legal documentation evidencing the transaction contemplated by the Letter of Intent has commenced.

Under the terms of the Loan Agreement, upon an Event of Default, RBI, at its sole discretion, may declare all amounts owing in connection with the Loan Agreement immediately due and payable and take all actions prescribed under the Loan Agreement and the related security documents, as amended, including a foreclosure on the assets and common stock of Regional which are held as collateral for the Loan. As a result of an Event of Default, interest accrues at the Default Rate (as defined in the Loan Agreement), and is payable on demand. Currently the amount of principal owing under the Loan Agreement is $1,970,000 with interest accruing from November 1, 2012.

Regional anticipates its cash from operations will exceed the ongoing monthly payment obligations as prescribed under the Ninth Amendment. Regional also anticipates that it will be successful in obtaining financing in amounts to repay the RBI Note in accordance with the terms of the Ninth Amendment.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.101 – Limited Waiver And Ninth Amendment dated as of November 1, 2012 between RB International Finance (USA) LLC and Regional Enterprises, Inc.

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INDEX TO EXHIBITS

Exhibit 10.101 –	Limited Waiver And Ninth Amendment dated as of November 1, 2012 between RB International Finance (USA) LLC and Regional Enterprises, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By:	Central Energy GP LLC,
its General Partner

By:	/s/ Ian T. Bothwell
Ian T. Bothwell,
Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer

Dated: November 30, 2012

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